UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __ )

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Navidec Financial Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Navidec Financial Services, Inc.
2000 South Colorado Blvd., Suite 200
Denver, Colorado 80222
(303) 222-1000

2007 Proxy Statement

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of Navidec Financial Services, Inc.:

An annual Meeting of Shareholders of Navidec Financial Services, Inc. (the "Company") will be held at the offices of the Company, 2000 South Colorado Blvd., Suite 200, Denver, CO 80222 at 10:00 a.m., Mountain Time on November 6, 2008 for the purposes of:

1. To elect three persons to the Board of Directors for the ensuing year; and

2. To ratify the appointment of our auditors, Jaspers + Hall, PC.

All shareholders are invited to attend the meeting. Shareholders of record at the close of business on October 3, 2008, the record date, fixed by the Board of Directors, are entitled to notice of and to vote at the meeting. A complete list of shareholders entitled to notice of and to vote at the meeting will be open for examination by shareholders beginning 10 days prior to the meeting for any purpose germane to the meeting during normal business hours at the Law Offices of Michael A. Littman, 7609 Ralston Road, Arvada, CO 80002.

The Company's Annual Report to Shareholders for the year ended December 31, 2007 accompanies this Notice of Annual Meeting and Proxy Statement.

All stockholders, whether or not they expect to attend the Meeting in person, are requested either to complete, date, sign, and return the enclosed form of proxy in the accompanying envelope or to record their proxy by other authorized means. The proxy may be revoked by the person executing the proxy by filing with the Secretary of the Company an instrument of revocation or duly executed proxy bearing a later date, or by electing to vote in person at the meeting.

Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.

By Order of the Board of Directors

/s/ John McKowen
John R. McKowen
Chief Executive Officer
October 3, 2008
Navidec Financial Services, Inc.
2000 South Colorado Blvd., Suite 200
Denver, Colorado 80222
(303) 222-1000

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PROXY STATEMENT
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PROXIES ARE BEING SOLICITED BY THE COMPANY, AND YOU ARE REQUESTED TO SUBMIT YOUR PROXY TO THE COMPANY.

Solicitation and Revocability of Proxy

This proxy statement ("Proxy Statement") and the accompanying proxy ("Proxy") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Navidec Financial Services, Inc., a Colorado corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 2000 South Colorado Blvd., Suite 200, Denver, CO 80222 on November 6, 2008 at 10:00 a.m., Mountain Time, and for any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers, agents and employees of the Company, without extra remuneration, may also solicit proxies personally by telephone, telefax or other means of communication. In addition to mailing copies of this material to shareholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others, to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

A shareholder who has given a Proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a letter dated Proxy reflecting contrary instructions or appearing at the Annual Meeting and voting in person.

The mailing address of the Company's principal executive office is 2000 South Colorado Blvd., Suite 200, Denver, Colorado 80222, and its telephone number at this office is (303) 222-1000.

Shares Outstanding, Voting Rights and Proxies

Holders of shares of the Company's common stock (the "Common Stock") of record at the close of business on October 3, 2008 (the "Record Date") are entitled to vote at the Annual Meeting or any postponement or adjournment thereof. On June 30, 2008 there were issued and outstanding 9,024,583 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote.

The holders of a majority of the outstanding shares of the Company entitled to vote on the matters proposed herein, present in person or by Proxy, shall constitute a quorum at the Annual Meeting. The approval of a majority of the outstanding shares of Common Stock present in person or represented by Proxy, assuming a quorum at the Annual Meeting, is required for the adoption of the matters proposed herein.

The form of Proxy solicited by the Board affords shareholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to, each matter to be acted upon at the Annual Meeting. Shares of Common Stock represented by the Proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited shareholder indicates a choice on the form of Proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not have the effect of votes in opposition to a director or "against" any other proposal to be considered at the Annual Meeting.

The person named as proxy is John R. McKowen. All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a Proxy, the shares of Common Stock represented by your Proxy will be voted FOR the Board's nominees for director and FOR the approval of Proposals 1 and 2 and in accordance with the Proxy holder's best judgment and as to any other matters raised at the Annual Meeting.

Dissenter's Rights

Under Colorado law, shareholders are not entitled to dissenter's rights of appraisal on any proposal referred to herein.

The approximate date on which this Proxy Statement and the accompanying form of Proxy are first being mailed to shareholders is October 15, 2008.

INFORMATION RELATING TO VARIOUS PROPOSALS

Proposal #1: ELECTION OF DIRECTORS

Information Concerning Directors

At the time of the Annual Meeting, the Board will consist of three incumbent members (all three of which are seeking to be reelected at the Annual Meeting), in each case to hold office until the next annual or Annual Meeting of shareholders at which a new Board is elected and until their successors shall have been elected and qualified. The Company's Articles of Incorporation and Bylaws presently provide for a Board of no less than two and no more than nine directors. It is intended that the accompanying Proxy will be voted in favor of the following persons to serve as directors, unless the shareholder indicates to the contrary on the Proxy.

John R. McKowen and Howard Farkas, who are incumbent directors, and Jolee Henry have been nominated by the Board for election as directors of the Company. All of the nominees have informed the Company that they are willing to serve, if elected, and management has no reason to believe that any of the nominees will be unavailable. In the event a nominee for director should become unavailable for election, the persons named in the Proxy will vote for the election of any other person who may be recommended and nominated by the Board for the office of director. The persons named in the accompanying Proxy intend to vote for the election as director of the nominees listed above. Information regarding directors is set forth below.

The following table sets forth certain information with respect to each person who is currently a director and/or executive officer of the Company, as well as the persons nominated and recommended to be elected by the Board, and is based on the records of the Company and information furnished to it by the persons. Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by each director and executive officer of the Company and the nominees.

Directors and Executive Officers

The following table contains certain information with respect to the persons who are currently, or nominated to be, directors and executive officers of the Company.

NAME	AGE	POSITION
John R. McKowen	58	President, Chief Executive Officer, Chief Financial Officer, and Director
Howard L. Farkas	83	Director
Jolee R. Henry	53	Director

JOHN R. MCKOWEN. Mr. McKowen has served as the Chief Executive Officer and a Director and Chairman of the Board of the Company since the Company was founded in December 2002, Mr. McKowen also served as President and Chief Executive Officer of Navidec, Inc. from August 2003 to September 2004 and served as a director of Navidec, Inc., now BPZ, from December 2002 to May 2005. Mr. McKowen was hired by Navidec, Inc. as a financial consultant in 1996 and was involved in the private, public and secondary financing of Navidec, Inc. He served as a financial consultant to Navidec, Inc. until March 1999. Mr. McKowen began his career in the financial services industry 1978. In 1984 Mr. McKowen began working as an independent consultant and has worked in that capacity for the last 23 years. Mr. McKowen received a B.A. in economics from Metropolitan State College.

HOWARD L. FARKAS. Mr. Farkas serves as a Director of the Company. Mr. Farkas is the owner and managing broker of Windsor Gardens Realty, Inc., a residential real estate brokerage company, which he co-founded in 1964. He also serves as President of Farkas Group, Inc., a company that provides management services to various business interests. He serves as a director of Synthetech, Inc., a public chemical research and manufacturing company whose products are used extensively in new drug research; Logic Devices, Inc., a publicly held and traded semiconductor design and manufacturing company for which he also serves as Chairman; Northwestern Engineering Company, a privately held real estate, lumber processing, and hotel owner and operator; and Ivory LLC, Aragorn LLC, Strider LLC, Angel LLC, and Buddy LLC, all of which are in the gas and oil exploration and development business.

Mr. Farkas is a licensed CPA, though not presently in practice, a real estate broker, and graduated from the University of Denver with a BS (BA) degree. He has had extensive experience in running large companies in the condominium construction and management business over a period in excess of twenty years.

JOLEE R. HENRY.  Ms. Henry, 53, serves as a Director of the Company.  Ms. Henry was previously married to, John R. McKowen, the CEO and President of the Company.  Ms. Henry currently is a licensed therapist in the State of Colorado and nationally.  Ms. Henry has founded, developed and operated or sold three separate startup companies.  From 1984 to 1991, Ms. Henry founded and operated a company called Jules’s Books, which was the first children’s book publisher to create and nationally distribute pre-reading plasticized children’s natural history picture books to museums and other public history outlets.  From 1989 to 1996, Ms. Henry founded and operated a company called Forever Pesto which created, manufactured and nationally distributed proprietary pesto products to sales outlets like City Markets, Vaughn’s, Safeway and Dean & Deluca.  In 1995, Ms. Henry developed, obtained a provisional patent and sold a natural zinc lollipop concept called Zinky-Pop.  Ms. Henry currently holds an active real estate license from the State of Colorado.

Ms. Henry earned a BA from Arizona State University, 1977 and a Master’s Degree from the University of Northern Colorado, 2001.  Both degrees are in Psychology and Community Counseling.

Ms. Henry currently is a member of the National Board of Certified Counselors, the Colorado Association for Psychotherapists, Association for Death Education and Counseling, Hospice of Metro Denver, the American Society of Clinical Hypnosis, the National Board of Certified Clinical Hypnotherapist, and the American Counseling Association. Ms. Henry is registered with the State Department of Regulatory Agencies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While each officer and director of our business is engaged in business activities outside of our business, they devote to our business such time as they believe to be necessary.

John McKowen and Jolee Henry were previously married.  In September, 2005 a Decree for Dissolution of Marriage was entered in Denver District Court, Denver, Colorado.  As part of the Divorce Decree, the District Court accepted a Separation Agreement whereby Mr. McKowen and Ms. Henry divided between themselves Company’s shares previously held as assets of the marriage.

EXECUTIVE AND DIRECTOR COMPENSATION

The following information is set forth with respect to all remuneration paid by the Company during the years ended December 31, 2007 and 2006 to the Company's five most highly paid executive officers or directors whose total remuneration exceeded $60,000 and to all directors and officers as a group.

SUMMARY EXECUTIVES COMPENSATION TABLE

Name & Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation	Non-qualified deferred earnings ($)	All other compensation ($)	Total
John McKowen,	2007(1)	156,000	100,000	0	0	0	0	0	256,000
President	2006	150,000	0	0	0	0	0	0	150,000
	2005	125,000	28,902	0	0	0	0	0	153,902
Robert Grizzle,	2007(2)	87,500	0	0	0	0	0	0	87,500
CFO & CEO	2006	112,500	0	0	0	0	0	0	112,500
	2005	98,482	21,677	0	0	0	0	0	120,115

(1) During the year ended December 31, 2007, Mr. McKowen received a cash bonus of $100,000, which was offset against advances of $5,372 owed to the Company. He received a net amount of $94,638 before taxes.

(2) In September 2007, Mr. Grizzle resigned as the Chief Financial Officer and Chief Operating Officer of the Company.

Other than the remuneration discussed above, the Company has no retirement, pension, profit sharing, stock option or similar program for the benefit of its officers, Directors, or employees.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares of units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
John R. McKowen, CEO & CFO	1,460,948	0	0	$1.25	2017	0	0	0	0
Robert Grizzle, former CFO & COO	200,000 452,362	0	0	$0.25 $1.25	9/21/2014 2017	0	0	0	0
Howard L. Farkas	0	0	0	0	0	0	0	0	0
Jolee R. Henry	0	0	0	0	0	0	0	0	0

DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid to our directors for services as directors, but not including compensation for services as officers reported in the "Summary Executives Compensation Table" during the year ended December 31, 2007:

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Compensation ($)	Non-equity incentive plan earnings ($)	Non-qualified deferred compensation ($)	All Other ($)	Total ($)

John McKowen	$0	$0	$0	$0	$0	$0	$0

Howard Farkas	$0	$0	$0	$0	$0	$0	$0

Each outside director receives $5,000 for each director's meeting attended in person and $500 for each meeting attended telephonically. Additionally, each member of the Audit Committee will receive $500 for each meeting attended of that committee, such meetings generally occurring immediately following a regularly scheduled director's meeting. No such Director Compensation was paid in the years ended December 31, 2007 or 2006.

LONG TERM COMPENSATION PLANS AND STOCK OPTIONS

The Board of directors has adopted a Management Incentive Plan that contemplates the issuance of options as well as cash bonuses to certain executive officers, directors and key employees of the Company. The incentive plan is administered by the Company's Board of Directors and it is contemplated that bonuses will be granted following the successful closing of a transaction by the business development division of the Company. The amount of the grants will be based on the value of the transaction and participants are designated by the Company's Board of Directors upon recommendation by the Chief Executive Officer.
Stock Option Plan

On May 6, 2005, the Company's Board of Directors adopted the Navidec Financial Services, Inc. 2005 Stock Option Plan pursuant to which the Board may grant options to purchase a maximum of 5,000,000 shares of NFS common stock to key employees, directors and consultants. As of December 31, 2007, options to purchase an aggregate of 3,681,511 shares of common stock were issued and outstanding consisting of options to purchase 300,000 shares of common stock at an exercise price of $0.05 per share, options to purchase 25,000 shares of common stock at an exercise price of $1.00 per share and options to purchase an aggregate of 3,356,511 shares of common stock at an exercise price of $1.25 per share. The later options were granted to the Company's executive officers and Directors and are subject to approval by the shareholders at the next annual meeting of the CompanyThe option plan only provides for the grant of nonqualified stock options.

The exercise price of options may not be less than the fair market value on the date of grant as determined by the Board of Directors and will expire no later than the tenth anniversary of the date of grant. The Board may establish vesting or other requirements which must be met prior to the exercise of the stock options. In the event of a corporate transaction involving NFS (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Board may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16 (A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") were filed on a timely basis. We are not aware of any failure to comply with Section 16(A) by any of the Company's officers, directors, and 10% shareholders.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table set forth certain information regarding the beneficial ownership of the Company's Common Stock as of September 5, 2008, by (i) each director, (ii) the current Chief Executive Officer, (iii) the Chief Financial Officer, (iv) all persons, including groups, known to the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company, and (v) all executive officers and directors as a group. As of December 31, 2007, there was a total of 8,993,445 shares of Common Stock outstanding.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Equity(1)
Common Stock	John McKowen (2)	3,390,129	26.75%
	President & Director
	2000 South Colorado
	Blvd., Suite 200
	Denver, CO 80222
Common Stock	Robert Grizzle (3)	872,362	6.88%
	2000 South Colorado
	Blvd., Suite 200
	Denver, CO 80222
Common Stock	Howard Farkas (5)	1,323,200	10.44%
	Director
	2000 South Colorado
	Denver, CO 80222
Common Stock	Jolee R. Henry (4)	1,300,000	10.26%
	Director
	2000 South Colorado
	Denver, CO 80222
Officers and Directors as a Group (25persons)		6,727,691	54.33%

(1)
Based upon 8,993,445 shares of common stock issued and outstanding and assuming the exercise of warrants exercisable for 2,815,000 shares of common stock and options exercisable for 3,681,511 shares of common stock at December 31, 2007. Fully diluted there would be 15,489,956 shares of common stock issued and outstanding.

(2)	Mr. McKowen holds, directly, 1,551,181 shares of the Company's common stock. He holds options exercisable for 1,480,948 shares of the Company's common stock.

(3)
Mr. Grizzle holds, directly, 220,000 shares of the Company's common stock. He holds options exercisable for 652,362 shares of the Company's common stock. Mr. Grizzle resigned as the Chief Financial Office and Chief Operating Officer of the Company in September 2007.

(4)	Ms. Henry holds, directly and beneficially, 1,300,000 shares of the Company’s common stock.

(5)	Mr. Farkas holds, directly and beneficially, 200,000 shares with his wife of the Company's common stock. He holds options exercisable for 1,023,200 shares of the Company's common stock.

Vote Required

The approval of a majority of the shares of Common Stock present in person or represented by proxy, assuming a quorum of the holders of Common Stock at the Annual Meeting, is required for election of the Director Nominees. Cumulative voting in the election of directors is not allowed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION TO THE BOARD OF DIRECTORS OF THE COMPANY FOR EACH OF THE DIRECTOR NOMINEES.
Proposal 2: APPOINTMENT OF JASPERS + HALL, P.C.

Jaspers + Hall, P.C., Independent Public Accountants, of Aurora, Colorado have been appointed as the Certifying Accountants for the period through fiscal year 2008 and shareholders are asked to ratify such appointment. Ratification of the appointment of Jaspers + Hall, P.C., as the Company's independent public accountants for the fiscal year ending December 31, 2008 will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event the stockholders do not ratify the appointment of Jaspers + Hall, P.C. for the forthcoming fiscal year, such appointment will be reconsidered by the Board. Representatives of Jaspers + Hall, P.C. are not expected to be present at the Annual Meeting and will not make statements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE COMPANY'S INDEPENDENT ACCOUNTANTS.

In the event that the ballot is left blank for a proposal, it will be deemed a "For" vote.

FINANCIAL AND OTHER INFORMATION

Reference is made to the financial statements and other information included in the Company's Annual Report on Form 10-KSB for the period ended December 31, 2007 (as filed with the Securities and Exchange Commission on February 1, 2008), which is incorporated herein by reference. A Copy of such report is included in this mailing. If you do not receive a copy of such report, the Company undertakes to provide to you, without charge, upon a written or oral request by you and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of such report. Written requests for such report should be addressed to the Office of the President, Navidec Financial Services, Inc., 2000 South Colorado Blvd., Suite 200, Denver, Colorado 80222.

SHAREHOLDER PROPOSALS

Shareholders are entitled to submit proposals on matter appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission. Should a shareholder intend to present a proposal at next year's annual meeting, it must be received by John R. McKowen, the President of the Company, at Navidec Financial Services, Inc., 2000 South Colorado Blvd., Suite 200, Denver, Colorado 80222, no later than 30 days prior to fiscal year end, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. It is anticipated that the next annual meeting will be held in June, 2009.

OTHER MATTERS

The Board is not aware of any other matter other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

Dated: October 3, 2008	Navidec Financial Services, Inc.
By the order of the Board of Directors
/s/ John R. McKowen President, CEO, CFO and Director

BALLOT

Navidec Financial Services, Inc.
2000 South Colorado Blvd., Suite 200
Denver, Colorado 80222
(303) 222-1000

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints John R. McKowen proxy, with full power of substitution, for and in the name or names of the undersigned, to vote all shares of Common Stock of Navidec Financial Services, Inc. held of record by the undersigned at the Annual Meeting of Stockholders to be held on November 6, 2008, at 10:00 a.m., at 2000 South Colorado Blvd., Suite 200, Denver, CO 80222, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment thereof. Said person is directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before, and matters incident to the conduct of, the meeting and any adjournment thereof.

1. To elect two (2) directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified:

Nominees: John R. McKowen, Howard Farkas, and Jolee R. Henry

[_] FOR: nominees listed above (except as marked to the contrary below).

[_] WITHHOLD authority to vote for nominee(s) specified below.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the applicable name(s) in the space provided below.

______________________________________________________

2.  To ratify the appointment of our auditors, Jaspers + Hall, P.C..

[_] FOR                                [_] AGAINST                                           [_] ABSTAIN

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU MAY SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE STATED PROPOSALS.

Number of shares owned ________________

Signature of Shareholder	Signature if held jointly
Printed Name	Printed Name
Address: ______________________________ ______________________________________	Address: ______________________________ ______________________________________
Dated: ______________________, 2008

IMPORTANT: If shares are jointly owned, both owners should sign. If signing as attorney, executor, administrator, trustee, guardian or other person signing in a representative capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.